EXHIBIT 4.26
THIS NOTE IS A GLOBAL SECURITY REFERRED TO IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-01	Principal Amount: $300,000,000
CUSIP No. 48666KAN9	(or such other principal amount
ISIN No. US48666KAN90	as is set forth on Schedule A hereto)
KB Home
7 1/4% Senior Notes due 2018
     KB Home, a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) or such other principal amount as is set forth on Schedule A hereto on June 15, 2018, and to pay interest thereon from April 3, 2006, or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2006, and at Maturity, at the rate of 7 1/4% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Person who was the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
     Payment of the principal of and premium, if any, and interest on this Note will be made at the Office or Agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States; and provided, further, that if this Note is a global Note registered in the name of a Depository or its nominee, then, anything in the Indenture or the Notes to the contrary notwithstanding, payments of the principal of and premium, if any, and interest on this Note shall be made by wire transfer.
     This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of January 28, 2004 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of January 28, 2004 (the “First Supplemental Indenture”), and by the Second Supplemental Indenture dated as of June 30, 2004 (the “Second Supplemental Indenture”; the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture and all other indentures supplemental thereto, is herein called the “Indenture”), each among the Company, the Guarantors and SunTrust Bank, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture and subject to the right of the Company to reopen such series for issuance of additional Securities of such series upon the terms and subject to the conditions specified in the Indenture) in aggregate principal amount to $300,000,000.
     Payments of principal of and premium, if any, and interest on the Notes are fully, irrevocably and unconditionally guaranteed, jointly and severally, by the Guarantors on the terms and subject to the limitations set forth in the Indenture. A Guarantor may be released from its obligations under the Indenture and those obligations may be reinstated, all on the terms and subject to the conditions set forth in the Indenture.
     The Notes may be redeemed, in whole at any time or from time to time in part, at the Company’s option on any date (each, a “Redemption Date”) at a Redemption Price equal to the greater of: (a) 100% of the principal amount of the Notes to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 35 basis points, plus, in the case of both clause (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date. Notwithstanding the foregoing, installments of interest on Notes whose Stated Maturity is on or prior to the relevant Redemption Date will be payable to the Holders of such Notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of the Indenture.
     As used in this Note, the following terms have the meanings set forth below:
     “Treasury Rate” means, with respect to any Redemption Date for the Notes:
(a)	the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

(b)	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.
     “Comparable Treasury Issue” means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
     “Independent Investment Banker” means, with respect to any Redemption Date for the Notes, Banc of America Securities LLC and its successors or, if such firm or any successor to such firm, as the case may be, is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.
     “Comparable Treasury Price” means, with respect to any Redemption Date for the Notes:
(a)	the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)	if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means Banc of America Securities LLC and its successors (provided, however, that if such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Trustee, after consultation with the Company, will substitute therefor another Primary Treasury Dealer) and three other Primary Treasury Dealers selected by the Trustee after consultation with the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Final Maturity Date” means June 15, 2018.
     Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Notes to be redeemed. If less than all the Notes are to be redeemed at the option of the Company, the Trustee will select, in such manner as it deems fair and appropriate, the Notes (or portions thereof) to be redeemed. Unless the Company defaults in payment of the Redemption Price (including, without limitation, interest, if any, accrued to the applicable Redemption Date), on and after the applicable Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption on such Redemption Date.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued and unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time

Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the Office or Agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in fully registered form without coupons in the denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.
     Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and none of the Company, the Guarantors or the Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture contains provisions whereby (i) the Company and the Guarantors may be discharged from their obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money and/or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture. In addition, the Indenture shall cease to be of further effect (subject to certain exceptions) with respect to the Notes when (1) either (A) all Notes previously authenticated and delivered have been delivered (subject to certain exceptions) to the Trustee for cancellation, or (B) all Notes (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year and, in the case of (i), (ii) or (iii) above, the Company has irrevocably deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on all such Notes not theretofore delivered to the Trustee for cancellation in respect of principal, premium, if any, and interest to the date of such deposit (if such Notes have become due and payable) or to the Stated Maturity or Redemption Date thereof, as the case may be, and (2) the Company satisfies certain other conditions, all as more fully provided in the Indenture.
     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the

Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture (including, without limitation, the Guarantees) or be valid or obligatory for any purpose.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signatures of its duly authorized officers.
Dated: April 3, 2006

KB HOME

By:	SPECIMEN		By:	SPECIMEN

	Name:	Charles F. Carroll	Name:	Kelly Masuda
	Title:	Vice President, Deputy General Counsel and Corporate Secretary	Title:	Senior Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
SUNTRUST BANK, as Trustee

By:	SPECIMEN
Authorized Signatory

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT—		Custodian

	(Cust)		(Minor)

under the Uniform Gift to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing

Attorney

to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:	Signed:

     Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

SCHEDULE A
     The initial principal amount of this global Note is Three Hundred Million Dollars ($300,000,000). The following increases or decreases in the principal amount of this global Note have been made:

Principal amount of
			this global Note	Signature of
	Amount of increase	Amount of decrease	following such	authorized
	in principal amount	in principal amount	decrease or	signatory of
Date made	of this global Note	of this global Note	increase	Trustee